Exhibit 5

                                GOODMAN AND CARR
                             Barristers & Solicitors

SUITE 2300, 200 KING STREET WEST
TORONTO, ONTARIO M5H 3W5                                TELEPHONE (416) 595-2409
FAX (416) 595-0567


June 1, 2000

The Board of Directors of
Altair International Inc.
1725 Sheridan Avenue
Suite 140
Cody, Wyoming
82414

Dear Sirs/Mesdames:

         Re:  Registration Statement on Form S-3
         ---------------------------------------

         We have acted as Ontario counsel to Altair International Inc., a corporation incorporated under the laws of the Province of Ontario (the
"Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3, File No. 333-36462, as amended by Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common shares (the "Common Shares") of the Corporation for sale by the Corporation.

         In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.

         For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

         We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein as such laws exist on the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) assuming receipt of the consideration deemed sufficient by the Board and specified in the governing resolutions and/or agreements, the 1,251,303 Common Shares issued to Anderson LLC ("Anderson") and subject to the

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Registration  Statement,  the 166,667 Common Shares issued to Toyota on Western,
Inc. ("Toyota") and subject to the Registration Statement, and the 25,000 Common Shares issued to de Jong and Associates, Inc. ("De Jong") and subject to the Registration Statement have been legally issued as fully paid and non-assessable shares;

         (b) assuming such Common Shares are issued in compliance with the terms and conditions of the governing warrants, including receipt of the exercise price specified in the governing warrants, the Common Shares issued upon exercise of the 250,261 warrants to purchase Common Shares granted to Anderson and subject to the Registration Statement, the 83,333 warrants to purchase Common Shares granted to Toyota and subject to the Registration Statement, the 75,000 warrants to purchase Common Shares granted to De Jong and subject to the Registration Statement, and the 75,078 warrants to purchase Common Shares granted to Ladenburg Thalmann & Co., Inc. will be legally issued as fully paid and non-assessable shares; and

         (c) assuming such Common Shares are issued in compliance  with Sections
2.2 - 2.6 of the Common Stock Purchase Agreement dated March 31, 2000, between the Corporation and Anderson (the "Purchase Agreement"), the Common Shares that are issued pursuant to Sections 2.2 - 2.6 of the Purchase Agreement will be legally issued as fully paid and non-assessable shares.

         We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement to the filing of this opinion as an exhibit to the Registration Statement.

                                  Yours truly,

                                  By: /s/ Goodman and Carr
                                  ------------------------
                                          Goodman and Carr

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